UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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FIRST FARMERS AND MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST FARMERS AND MERCHANTS CORPORATION

COLUMBIA, TENNESSEE

March 20, 2008

Dear Shareholder:

The 2007 annual report for First Farmers and Merchants Corporation and its subsidiary, First Farmers and Merchants Bank, is enclosed.  Because this information will be discussed during the business session of our annual meeting on Tuesday afternoon, April 15, we urge you to bring the annual report with you.

The official notice of the meeting of shareholders, proxy and proxy statement are enclosed.  PLEASE COMPLETE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE.  If you attend the meeting, you will have the opportunity to withdraw your proxy and vote in person.  Shareholders may designate a person or persons other than those named in the enclosed proxy to vote their shares at the annual meeting or any adjournment thereof.

Please note that the annual meeting will be held in the Cherry Theater, in the Waymon L. Hickman Building at Columbia State Community College, Columbia, Tennessee on the 15th day of April, 2008 at 4:00 p.m. Central Daylight Savings Time.  A reception/buffet will follow at approximately 5:00 p.m.  Please indicate on your proxy if you will be attending the meeting and reception/buffet.

Sincerely yours,

T. Randy Stevens

Chairman of the Board and

Chief Executive Officer

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148, Columbia, Tennessee 38402-1148

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on the 15th day of April, 2008

To the Shareholders of First Farmers and Merchants Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of First Farmers and Merchants Corporation (the “Corporation”) will be held at the Cherry Theater, in the Waymon L. Hickman Building, Columbia State Community College, Columbia, Tennessee on the 15th day of April, 2008 at 4:00 p.m., Central Daylight Standard Time, for the following purposes:

1.                           Election of Directors:  Election of the following 16 nominees as directors of the Corporation:

Kenneth A. Abercrombie	Thomas Napier Gordon	Matthew M. Scoggins, Jr.	Dan C. Wheeler
James L. Bailey, Jr.	Dr. O. Rebecca Hawkins	T. Randy StevensDr.	David S. Williams
M. Darlene Baxter	Timothy E. Pettus	W. Lacy Upchurch	W. Donald Wright
H. Terry Cook, Jr.	Dr. Joseph W. Remke, III	William R. Walter	James E. York

2.                           Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

Shareholders of record at the close of business on March 3, 2008 are entitled to notice of and to vote at the meeting.

To assure that your shares are represented at the meeting, please mark, date, sign and promptly return the enclosed proxy card.  The proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

By order of the Board of Directors,

Martha M. McKennon

Secretary

March 20, 2008

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee  38402-1148

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on the 15th day of April, 2008

The accompanying proxy is solicited by and on behalf of the Board of Directors of First Farmers and Merchants Corporation (the “Corporation”) for use at the Twenty-sixth Annual Meeting of Shareholders to be held on the 15th day of April, 2008, and any adjournment thereof (the “Annual Meeting”).  The time and place of the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders.  All expenses of preparing, printing, and mailing the proxy and all materials used in the solicitation thereof will be borne by the Corporation.  In addition to the use of the mail, proxies may be solicited in person, by telephone, or by directors, officers, and other personnel of the Corporation or its subsidiary, First Farmers and Merchants Bank (the “Bank”), none of whom will receive additional compensation for such services.  The Corporation will also request custodians and nominees to forward soliciting materials to the beneficial owners of common stock of the Corporation held of record by them and will pay reasonable expenses of such persons for forwarding such material.  The date on which this Proxy Statement and the accompanying proxy card are first being mailed to shareholders of the Corporation is the 20th day of March, 2008.

PURPOSES OF THE MEETING

The Annual Meeting will be held for the purposes of (i) electing directors and (ii) transacting such other business as may properly be brought before the meeting or any adjournment thereof.

QUORUM AND VOTING

At the close of business on March 3, 2008, the Corporation had issued and outstanding 5,680,000 shares of common stock, $10.00 par value per share (the “Common Stock”).  Only holders of record of Common Stock at the close of business on March 3, 2008 are entitled to notice of and to vote on matters that properly come before the Annual Meeting or any adjournment thereof.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof.  A shareholder is entitled to one vote in person or by proxy at the Annual Meeting for each share of Common Stock held of record in his or her name.

If a quorum is not present at the time of the Annual Meeting, the majority of shares entitled to vote, represented in person or by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy.

If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions, if any, given by the shareholder.  If no specification is made, the proxies will be voted FOR the election of all nominees as directors of the Corporation.  As to any matters of business other than the election of directors that may be properly brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same.  Abstentions will have the effect of a vote against such proposals.  If a broker or nominee does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will have the effect of a vote against such proposals.

Any shareholder has the power to revoke his or her proxy at any time, prior to the vote being taken at the Annual Meeting, by written notice or subsequently dated proxy received by the Corporation, or by revocation by the shareholder in person at the Annual Meeting or any adjournment thereof.  If you wish to attend the Annual Meeting and need directions to the Cherry Theatre in the Waymon L. Hickman Building at Columbia State Community College, Columbia, Tennessee, please contact Martha McKennon, Secretary of the Corporation, at (931) 388-3145.

ELECTION OF DIRECTORS

At the Annual Meeting, 16 nominees will be proposed for election as directors to serve until the next annual meeting of shareholders or until their successors are qualified and elected.  The Corporation’s Amended and Restated By-laws (the “Bylaws”) provide in Article III, Section 2 that there shall be no fewer than five and no more than 20 directors.  The Board of Directors believes it is in the best interest of the Corporation that there be 16 directors of the Corporation at this time.  Proxies cannot be voted for a greater number than 16 nominees.

Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote at the Annual Meeting, if a quorum is present.  Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.  The Corporation’s charter does not provide for cumulative voting and, accordingly, shareholders do not have cumulative voting rights with respect to the election of directors.  Consequently, each shareholder may cast one vote per share of Common Stock held of record for each nominee.  Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed on the “Director Nominee Information Table.”  Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.

The Board of Directors proposes the election of the nominees listed below to serve until the next annual meeting of shareholders or until their successors are duly qualified and elected.  Fourteen of the nominees are currently serving as directors and each, except for Timothy E. Pettus and Matthew M. Scoggins, Jr., has served as a director since the 2007 annual meeting of shareholders.  It was determined that Mr. Pettus, President of the Corporation and the Bank, should be a member of the Board of Directors of both the Corporation and the Bank to satisfy the requirement of the Tennessee Banking Act that the president of a state-chartered bank be a director of the Bank and to maintain the identical membership of both boards of directors. As a result, John P. Tomlinson, III, the Chief Administrative Officer of the Bank, resigned as director of the Corporation and Bank as of January 15, 2008, and Mr. Pettus was elected by the Boards of Directors of the Corporation and the Bank to fill the vacancy created by the resignation of Mr. Tomlinson.  Mr. Tomlinson retained his position as Chief Administrative Officer of the Bank.

Mr. Chaney, a member of the Board of Directors since 1997, has decided to retire immediately following the Annual Meeting.  The Board of Directors has nominated Mr. Scoggins to fill the vacancy created by Mr. Chaney’s resignation.  Mr. Scoggins has served as the chief executive officer of Tennessee Farmers Insurance Companies (“TFIC”) since January 2004.  He is a Tennessee native who holds a bachelor’s degree from the University of Tennessee and an M.B.A. from Belmont University.  Mr. Scoggins joined TFIC in 1978, and has served in numerous positions including agent, agency manager, regional manager, lobbyist, and chief operating officer for TFIC’s property & casualty division, before assuming the position of chief executive officer of TFIC in January 2004.

The following table provides additional information with respect to the director nominees:

DIRECTOR NOMINEE INFORMATION TABLE

		Position and	Position and	Director of	Business Experience
		Office Held with	Office Held	Corporation	During Last
Name	Age	Corporation	with Bank	Since	Five Years

Kenneth A. Abercrombie	65	Director	Director	1988	Retired President, Loretto
					Casket Co., Inc.
James L. Bailey, Jr.	66	Director	Director	1982	Maury County Mayor
					Pharmacist (Self-employed)
M. Darlene Baxter	61	Director	Director	2007	Associate Administrator,
					Maury Regional Hospital
H. Terry Cook, Jr.	67	Director	Director	1982	President, Cook Properties,
					Inc.
Thomas Napier Gordon	56	Director	Director	1986	Managing Partner, Gordon
					Brothers Properties
Dr. O. Rebecca Hawkins	67	Director	Director	1999	Retired President, Columbia
					State Community College
Timothy E. Pettus	56	Director and	Director and	2007	President of the Corporation
		President	President		and the Bank
Dr. Joseph W. Remke, III	57	Director	Director	1999	Optometrist (Self-employed)
Matthew M. Scoggins, Jr.(1)	58	N/A	N/A	N/A	CEO , Tennessee Farmers Insurance Companies
T. Randy Stevens	56	Director,	Director,	1991	Chairman and CEO of the
		Chairman and CEO	Chairman and CEO		Corporation and the Bank
W. Lacy Upchurch	61	Director	Director	2007	President, Tennessee Farm
					Bureau; Farmer
William R. Walter	66	Director	Director	2002	Retired Administrator and
					CEO, Maury Regional Hospital
Dan C. Wheeler	65	Director	Director	1993	Director, Center for
					Profitable Agriculture
Dr. David S. Williams	61	Director	Director	2001	Orthodontist (Self-employed)
W. Donald Wright	68	Director	Director	1992	Pharmacist (Self-employed)
James E. York	68	Director	Director	2005	Associate Broker and
					Principal, The Stanfield York
					Company

(1)           Mr. Scoggins has not previously served as a director of either the Corporation or the Bank.

The Board of Directors of the Corporation recommends that the shareholders vote FOR the election of all of the proposed nominees to the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information, as of March 3, 2008, with respect to the beneficial ownership of Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
First Farmers and Merchants Bank	774,608	(1)	13.637%
816 South Garden Street
Columbia, Tennessee 38402

(1)          These shares of Common Stock are held in a fiduciary capacity by the Bank’s Trust and Financial Department as trustee, agent or otherwise. The beneficial holders have the right to vote 100% of these shares. The shares voted by the Bank’s Benefit Committee will be voted in a manner consistent with the best interests of the beneficiaries as determined by the Bank in its fiduciary capacity.

Security Ownership of Management

The following table presents the beneficial security ownership of management, showing the ownership of directors, nominees for director, Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table”) and directors and executive officers as a group:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)		of Class
Thomas Napier Gordon, Director	136,648	(2)	2.406%
James E. York, Director	81,518	(3)	1.435%
T. Randy Stevens, Chairman and Chief Executive Officer of Corporation and Bank	72,200	(4)	1.271%
H. Terry Cook, Jr., Director	50,162	(5)	*
James L. Bailey, Jr., Director	17,088		*
Dan C. Wheeler, Director	15,668	(6)	*
Hulet M. Chaney, Director	14,336	(7)	*
John P. Tomlinson, III Chief Administrative Officer of Bank	12,810	(8)	*
N. Houston Parks, Treasurer	12,144	(9)	*
Timothy E. Pettus, President and Director	8,790	(10)	*
Joseph W. Remke, Director	7,160	(11)	*
David S. Williams, Director	7,000		*
William R. Walter, Director	5,428		*
Kenneth A. Abercrombie, Director	5,000		*
W. Donald Wright, Director	2,832		*
M. Darlene Baxter, Director	2,000		*
Dr. O. Rebecca Hawkins, Director	1,300		*
Patricia P. Bearden, Assistant Treasurer of Corporation	429		*
W. Lacy Upchurch, Director	400		*
Matthew M. Scoggins, New Director Nominee	7,374	(12)	*
Directors and Executive Officers as a Group (21 persons)	460,287		8.104%

* Less than 1%

(1)       Unless otherwise indicated, all shares are owned of record.

(2)       Includes 18,120 shares held by Thomas Napier Gordon, Jr., Mr. Gordon’s minor son, 18,120 shares held by Edward Bradshaw Gordon, Mr. Gordon’s minor son, and 800 shares held by Teri Hasenour Gordon, Mr. Gordon’s wife.

(3)       Includes 15,450 shares held by James E. York 2002 GST-Exempt Trust, a trust of which Mr. York is trustee, 100 shares held by Harriet Cox York, Mr. York’s wife, 15,450 shares held by Margaret York Puckett 2002 GST-Exempt Trust, a trust of which Mr. York is trustee and 978 shares held by Famco – IRA James E. York.

(4)       Includes 36,000 shares held by Leesa M. Stevens Family Partnership, L.P., a limited partnership of which Mr. Stevens is a limited partner, and 35,800 shares held by Thomas Randall Stevens Family Partnership, L.P., a limited partnership of which Mr. Stevens is a limited partner.

(5)       Includes 16,308 shares held by Griffitha G. Cook, Mr. Cook’s wife, and 4,700 shares held by Cook Properties, Inc., of which Mr. Cook is president.

(6)       Includes 5,400 shares held by Mary Carol Wheeler, Mr. Wheeler’s wife.

(7)       Includes 200 shares held by Joyce A. Chaney, Mr. Chaney’s wife.

(8)       Includes 100 shares held by Teresa J. Beck, Mr. Tomlinson’s wife and 1,910 shares held by Famco – IRA John P. Tomlinson.

(9)       Includes 12,144 shares held by Famco in custody of N. Houston Parks and his wife, Suzanne C. Parks.

(10)     Includes 5,270 shares held by Famco – IRA Timothy E. Pettus.

(11)     Includes  4,100 shares held by Famco- IRA Dr. Joseph W. Remke, III

(12)     Includes 1,279 shares held jointly by Mathew M. Scoggins, Jr. and Mary Paulett Scoggins, Mr. Scoggin’s wife and. 1,274 shares held by Famco – IRA Matthew M. Scoggins, Jr. and 869 shares held by Famco – IRA Mary P. Scoggins.

EXECUTIVE OFFICERS

The biographical information of the executive officers of the Corporation and the Bank, as of March 1, 2008, is presented in the following paragraphs.  None of these executive officers has a family relationship with any officer or employee of the Corporation or the Bank.

T. Randy Stevens, age 56, is Chairman of the Board of Directors, the Chief Executive Officer and a director of the Corporation and the Bank.  He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974.  He was appointed Assistant Vice President in 1976 and promoted to Vice President in 1979.  Mr. Stevens was appointed Vice President and Trust Officer of the Bank in 1982 and promoted to First Vice President in 1984.  He was promoted to Executive Vice President and Chief Administrative Officer of the Bank in 1990.  Mr. Stevens was elected as a director of the Bank and the Corporation in 1991 and appointed Vice President of the Corporation in 1991.  He was appointed President and Chief Operating Officer of the Bank effective December 31, 1995 and President and Chief Operating Officer of the Corporation in April 1996.  He was appointed Chief Executive Officer of the Bank and the Corporation on June 30, 2002.  He has been Chairman of the Board of Directors of the Corporation and the Bank since April 19, 2005.

Timothy E. Pettus, age 56, is President and a director of the Corporation and the Bank.  Mr. Pettus has been an officer of the Bank since July 2002.  He served as the Vice Chairman of the Bank from April 2005 until his appointment as President of the Corporation and the Bank on January 30, 2007.  Mr. Pettus served as Regional President, Southern Region of the Bank, from July 2002 until becoming Vice Chairman of the Bank.  From 1998 until July 2002, he was a senior banking executive with Bank of America in Lawrence County, Tennessee.  He was elected director of the Corporation and the Bank on January 15, 2008.

John P. Tomlinson, III, age 57, is Chief Administrative Officer of the Bank.  He was employed by the Bank in 1973 and promoted to Commercial Bank Officer in 1974.  He was appointed Assistant Vice President of the Bank in 1976 and promoted to Vice President in 1979.  Mr. Tomlinson was appointed Manager of Mortgage Lending in 1986 and promoted to Senior Vice President in 1990.  He was appointed Executive Vice President of the Bank in 1995 and elected Secretary of the Corporation in April 1996.  He was appointed Vice President of the Corporation on December 17, 1996 and Senior Executive Vice President of the Bank in 1998.  Mr. Tomlinson was appointed Senior Executive Vice President of the Corporation in 1999 and elected director of the Corporation and the Bank in 2000.  He was appointed Chief Operating Officer on June 30, 2002 and Regional President of the Bank in 2003.  He was elected and appointed President of the Corporation and the Bank on April 19, 2005.  On January 15, 2008, Mr. Tomlinson resigned as a director of the Corporation and the Bank.

N. Houston Parks, age 58, is the Treasurer of the Corporation and Chief Operating Officer of the Bank.  He was employed by the Bank in 1997 as Senior Vice President and Senior Trust Officer.  He was appointed Executive Vice President and Senior Trust Officer in 2002.  He was promoted to Vice Chairman and Chief Operating Officer of the Bank in 2005 and was appointed Treasurer of the Corporation on April 19, 2005.

Martha M. McKennon, age 63, is Secretary of the Corporation and Secretary, Vice President and Executive Assistant of the Bank.  She was employed by the Bank in 1974 and promoted to Customer Service Representative in 1980.  She was appointed Executive Assistant of the Bank in 1984 and Assistant Vice President, Executive Assistant in 1991.  Ms. McKennon

was appointed Assistant Secretary of the Corporation on December 17, 1996 and appointed Vice President/ Executive Assistant of the Bank in 1997.  She was appointed Secretary of the Corporation in 1999 and Secretary to the Board of Directors of the Corporation and the Bank in 2000.

Patricia P. Bearden, age 45, is Assistant Treasurer of the Corporation and Chief Financial Officer of the Bank.  She was employed by the Bank in 1998 and was promoted to Trust Officer in 2000.  She was promoted to Assistant Vice President and Trust Officer in 2003.  She was appointed Chief Financial Officer of the Bank in 2005 and was appointed Assistant Treasurer of the Corporation on April 19, 2005.

CORPORATE GOVERNANCE

Director Qualifications

The Board of Directors has not established formal minimum qualifications for its members.  The Board considers only potential nominees who have several years of relevant business experience. Non-management director nominees generally need to be independent, as defined by the listing standards of the New York Stock Exchange. Any nominee must be willing to serve for the nominal director’s compensation paid by the Corporation.  In addition, the Board of Directors evaluates nominees with the goal of maintaining a diversity of background and experience that complements the other directors.

Any shareholder, by written notice submitted to the Corporate Secretary, can nominate candidates for election to the Board of Directors of the Corporation.  The written notice should be provided in accordance with the process contained in the Corporation’s Bylaws as more fully described in the “GENERAL INFORMATION – Items of Business for 2008 Annual Meeting of Shareholders” section of this Proxy Statement.  Candidates nominated by shareholders are evaluated in the same manner as the candidates nominated by the Board of Directors.

Director Independence

The Board has determined that 14 of its 16 directors are independent in accordance with the listing standards of the New York Stock Exchange.  The two individuals who are not independent, Messrs. Stevens and Pettus, are both executive officers of the Corporation.

Committees of the Board of Directors

The Board of Directors conducts its business through its own meetings and through committees of the Bank’s Board of Directors, which are described below.  There are no standing committees of the Board of Directors of the Corporation because the principal business of the consolidated company is conducted by the Bank rather than the Corporation, which is a bank holding company.

The Corporation does not have a standing nominating committee.  The entire Board of Directors of the Corporation fulfills the role of a nominating committee.  Factors such as the Corporation’s size and the nature of its business, the consistently high rate of participation in meetings by each director, the fact that over half of the Corporation’s directors are independent (as defined by the listing standards of the New York Stock Exchange) and are individuals who come from diverse backgrounds, and the infrequent historical turnover in the membership of the

Board of Directors contribute to the belief of the Board of Directors that a separate, independent nominating committee is not necessary.  The entire Board of Directors serving as a nominating committee currently does not have a charter, and as noted above not all of the directors are independent, as defined by the listing standards of the New York Stock Exchange.

The Bank’s Board of Directors has five standing committees:

•                  Audit/Compliance/CRA Committee;

•                  Compensation Committee;

•                  Executive Committee;

•                  Oversight Committee; and

•                  Trust Committee.

The following table sets forth the current members of the committees of the Board of Directors of the Bank:

Name	Audit	Compensation	Executive	Oversight	Trust
Kenneth A. Abercrombie		X		X
James L. Bailey, Jr.	X		X
M. Darlene Baxter
Hulet M. Chaney(1)	X	X	X	X	X
H. Terry Cook, Jr.		Chair	X	Chair	X
Thomas Napier Gordon					X
Dr. O. Rebecca Hawkins	X			X
Waymon L. Hickman(2)			X
N. Houston Parks(3)					Chair
Timothy E. Pettus			X
T. Randy Stevens		X	Chair		X
W. Lacy Upchurch					X
William R. Walter		X			X
Dan C. Wheeler	Chair	X		X
Dr. David S. Williams	X
W. Donald Wright	X	X	X
James E. York					X

(1)

Audit Committee financial expert. Mr. Chaney has decided to retire immediately following the Annual Meeting. The Audit Committee has determined that Matthew M. Scoggins, Jr. will be deemed the Audit Committee financial expert, as defined in the rules and regulations of the Securities and Exchange Commission, if he is elected as a director at the Annual Meeting.

(2)	Non-director Honorary Chairman of Executive Committee.

(3)	Non-director member of Trust Committee.

Audit/Compliance/CRA Committee	Number of 2007 meetings: 6

The Bank has a separately designated standing Audit/Compliance/CRA Committee (the “Audit Committee”).  This committee provides assistance to the Bank’s Board of Directors in fulfilling its responsibilities related to internal control monitoring, accounting procedures, reporting practices, regulatory compliance and quality and integrity of the financial reports of the Bank.  This committee adopted a charter to guide its activities in 2002.  The charter of the Audit

Committee was included as an appendix to the Corporation’s proxy statement for the 2006 annual meeting.  This committee is composed solely of directors who are independent of the management of the Bank, based on the listing standards of the New York Stock Exchange, and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

The Audit Committee’s primary responsibilities fall into three broad categories:

•                             Monitoring the preparation of quarterly and annual financial reports prepared by the management of the Corporation and the Bank, which includes discussing draft financial statements and accounting and reporting matters with management and the Corporation’s independent registered public accounting firm.

•                             Responsibility for matters concerning the relationship between the Corporation and the Bank and the Corporation’s independent auditors.  This relationship includes:

•                  recommending the appointment or removal of the Corporation’s independent auditors;

•                  reviewing the scope of their audit services and related fees, as well as any other services being provided; and

•                  determining whether the Corporation’s auditors are independent.

•                             Overseeing management’s implementation of effective systems of internal controls, including the review of the activities and recommendations of the Bank’s internal auditing program.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee’s charter.

Compensation Committee	Number of 2007 meetings: 8

The Compensation Committee’s primary duties and responsibilities are establishing and monitoring compensation and benefit plan policies of the Bank and making recommendations regarding compensation and benefits for the officers of the Bank.  The Compensation Committee does not have a written charter.  The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and has the authority to retain such outside counsel, experts, and other advisors, as it deems appropriate, to assist it in the conduct of any such investigation.  This committee recommends to the Board of Directors of the Corporation and the Bank fees for board and committee meetings.  The Compensation Committee reviews, evaluates and recommends to the Board of Directors of the Bank the officers’ compensation program and deferred profit-sharing contributions for all eligible employees.

Executive Committee	Number of 2007 meetings: 32

This committee reviews and recommends to the Bank’s Board of Directors for its approval selected actions with regard to the general direction and conduct of the Corporation and the Bank.  This committee acts on loan applications and reviews overdrafts, cash items, loans, lines of credit and loan reviews in accordance with the Bank’s policies that have been approved by the Board of Directors.

Oversight Committee	Number of 2007 meetings: 5

This committee ensures prompt action by the Bank in response to recommendations from, and reviews the results of examinations performed by, the Bank’s regulatory agencies. It also reviews management’s response to reports of examination and periodically monitors the action taken by management in response to examination findings.

Trust Committee	Number of 2007 meetings: 12

This committee supervises the operations of the Trust and Financial Management Department of the Bank to ensure proper exercise of the fiduciary powers of the Bank.

Directors Attendance at Meetings

The Board of Directors of the Corporation met seven times during 2007.  Except for Dr. O. Rebecca Hawkins, each member of the Board of Directors of the Bank and the Corporation attended at least 75% of the aggregate meetings of the Boards and committees of which they were members.

The Corporation does not have a policy regarding director attendance at annual meetings.  Because of the willingness of each director to be present at all annual meetings and the historical attendance of each director, a formal attendance policy has not been deemed necessary.  All directors attended the 2007 annual meeting of shareholders.

Shareholder Communication with the Board of Directors

The Board of Directors of the Corporation has adopted a process to facilitate written communications by shareholders or other interested parties to the Board of Directors.  Persons wishing to write to the Board of Directors of the Corporation or a specified director or committee of the Board of Directors should send correspondence to the Corporate Secretary at First Farmers and Merchants Corporation, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

All communications properly received from shareholders or other interested parties will be forwarded to the members of the Board of Directors, or to a specific director or committee if so designated by such person. Any shareholder who wishes to communicate with a specific Board member should send instructions asking that the material be forwarded to the director. Solicitations, junk mail and frivolous communications will not be forwarded, but will be made available to any director who wishes to review them.

Code of Ethics

The Board of Directors of the Corporation has not adopted a Code of Ethics, as defined by the rules and regulations of the SEC, because the principal business of the consolidated company is conducted by the Bank rather than the Corporation, which is a bank holding company.  The Board of Directors of the Bank has adopted a Code of Ethics for all employees of the Bank.  A copy of this Code of Ethics can be obtained without charge by a written request to Human Resources Director, First Farmers and Merchants Bank, P.O. Box 1148, Columbia, Tennessee, 38402-1148.

COMPENSATION DISCUSSION AND ANALYSIS

The executive officers of the Corporation do not receive compensation for service as executive officers of the Corporation but instead receive compensation from the Bank for service as executive officers of the Bank.  The Compensation Committee of the Bank designs and implements compensation programs to attract, retain and motivate officers, employees and directors by offering attractive and competitive compensation elements and amounts.  These goals are balanced against the need to control expenses for the benefit of the shareholders of the Corporation. Compensation programs are provided that are aimed at rewarding production and at fostering loyalty to the Bank and the Corporation.  To be competitive, the Bank seeks to provide salaries, benefits and long-term incentives comparable to the median of those provided by other banking companies of the general size and success in the Bank’s peer group.  The Bank strives to be competitive using peer benchmark analysis of current market incentive levels. The Compensation Committee believes, that, in large part because of the Bank’s compensation system, it has been able to assemble a team of effective and productive officers and employees.

Compensation Objectives

The Compensation Committee’s executive compensation program is designed to provide competitive levels of compensation that are integrated with the Corporation’s and the Bank’s annual and long-term goals.  Executive compensation is reviewed by the Compensation Committee relative to peer group executive compensation, which is based on regional survey information provided by the Tennessee Bankers Association.  The peer group used from the survey utilized institutions in a similar asset-size range.  The survey also includes data for institutions in adjoining states.

During 2007, the Compensation Committee recommended and received approval from the Board of Directors of the Bank of cash compensation for the Bank’s executive officers, including the Named Executive Officers.  The compensation is consistent with the Committee’s executive compensation program. The Corporation and the Bank currently do not have an equity incentive compensation program. The Compensation Committee believes that an equity incentive program is not currently in the best interest of the Corporation or the Bank.

General Compensation Philosophy

Decisions with respect to the compensation of the Bank’s executive officers, including the Named Executive Officers, are made by the Compensation Committee.  The Compensation Committee believes that the actions of each executive officer have the potential to impact the short-term and long-term profitability of the Corporation and the Bank.  Consequently, the Compensation Committee places considerable importance on its task of designing and administering an executive compensation program.

The Bank has an executive compensation program that considers factors such as shareholder value and the overall performance of the Corporation and the Bank, as further described below under “– Cash Bonus Plan.”  The main components of the executive compensation program are base salary, cash bonus plan, employee benefits and perquisites.

Base Salary

Base salary represents a fixed labor cost and is designed so that the executive officers receive acceptable salaries, helping the Bank keep the talent needed to meet the challenges in the financial service industry.  Many factors are included in determining base salaries, such as job responsibilities, the scope of the position, the length of service with the Bank, individual performance and compensation for similar positions in the peer group.  All base salaries are reviewed annually.  The Corporation’s compensation of its Named Executive Officers in 2007 generally was within the range of the median compensation levels of the peer group. In 2007, each of the Named Executive Officers received a salary increase as follows, based on a combination of the above-mentioned factors:

Name	Salary Increase
T. Randy Stevens	7.00%
Patricia P. Bearden	29.63
Timothy E. Pettus	17.01
John P. Tomlinson, III	1.87
N. Houston Parks	8.84

In August 2007, the Bank adopted a new salary administration program for determining base salary.  In this system all positions are assigned a position level and each position level has a salary range that is defined by a minimum, mid-point and maximum salary. The minimum of each salary range is typically 80% of the mid-point of the applicable salary range and the maximum of each salary range is typically 120% of the mid-point. The Bank hired Koker Goodwin and Associates to produce the salary ranges for the different position levels and the ranges will be updated each year in October for the following calendar year based on several salary surveys. The salary ranges are adjusted for the Bank according to its asset size and geographic location. The salary ranges have been and will be used only as a guide for setting base salaries and will not reflect any incentive pay, benefits or other executive perquisites. All base salaries can be expressed as a percentage of the mid-point of the salary range applicable to each position level (the “Compa-Ratio”). For 2007, the base salary of each of the Named Executive Officers had the following Compa-Ratio:

Name	Compa-Ratio
T. Randy Stevens	91%
Patricia P. Bearden	78
Timothy E. Pettus	85
John P. Tomlinson, III	104
N. Houston Parks	104

The new base salary program did not have an effect on 2007 compensation levels. For 2008, the base compensation for each of the Named Executive Officers has been set as follows:

Name	2008 Base Salary	Salary Increase
T. Randy Stevens	$268,668	9.80%
Patricia P. Bearden	112,000	6.66
Timothy E. Pettus	200,000	16.28
John P. Tomlinson, III	163,000	—
N. Houston Parks	165,000	3.12

Cash Bonus Plan

The second component in the executive compensation program is a cash bonus plan.  This plan determines the bonuses for all executive officers as a percentage of their salary and is based on an evaluation of each executive’s performance as well as the Bank’s performance in the following categories:

•                  Return on assets;

•                  Delinquencies and non-accruals;

•                  Net asset growth; and

•                  Net income.

Performance goals are set annually by the Compensation Committee for each of the financial categories listed above. Values are assigned to varying target levels of performance in each category so that the maximum performance goal in each category is worth 25%. The sum of the percentages for all of the categories (which will equal 100% if each maximum performance goal is achieved) is then multiplied by the potential maximum bonus percentage set by the Compensation Committee for each executive position, which maximum bonus percentage is higher for positions with more responsibility, as indicated below. The resulting percentage is multiplied by the base salary for each Named Executive Officer and the product is the Named Executive Officer’s bonus for the preceding fiscal year.

During 2007, a bonus of 11.25% of base salary was paid to the Chief Financial Officer of the Bank, out of a potential maximum 25%.  Bonuses of 15.75% were paid to the Bank’s President, Chief Administrative Officer and Chief Operating Officer, out of a maximum 35%. A bonus of 22.50% of base salary was paid to the Chief Executive Officer, out of a maximum 50%. All of these bonuses were in the same range as the bonus levels of the Bank’s peer group.

Employee Benefits

The Bank provides the following benefits for all employees of the Bank, including the Named Executive Officers:

•                  In 1996, the Bank established an officer group term replacement/split-dollar plan to provide life insurance benefits that continue after retirement.  A single premium universal life insurance policy was purchased to fund the plan and a split-dollar agreement was made with an irrevocable trust that specified the portion of the insurance proceeds that would become part of the trust.

•                  The Bank offers health insurance, life insurance and disability insurance at a minimal cost to full-time employees and makes available health insurance for each employee’s family, the premiums for which are shared by the employee and the Bank.  Each employee receives personal copies of these insurance plans detailing the coverage provided.  Any eligible employee who becomes disabled can continue coverage under the Bank’s health insurance and life insurance plans.  The disabled employee must pay the same premiums as employees who have the same coverage and who are actively at work.  This coverage will continue to be provided by the Bank for the entire period of time that the employee is eligible for and receiving compensation under the Bank’s group long-term disability insurance policy.

•                  The Bank has adopted a Deferred Profit Sharing Plan, which has been approved by the Internal Revenue Service for deferral of income tax.  All employees who are at least 20 years old and who complete one year of service with the Bank are eligible to participate in the plan.  Participants are 25% vested after two years of service, an additional 15% after the third year and 20% each year thereafter until they are 100% vested at the end of sixth year on a graduated six year vesting schedule. The Bank’s contribution to the plan is determined by the annual performance of the Bank and is subject to annual approval by the Board of Directors of the Bank.  The aggregate amount the Bank contributed to the Deferred Profit Sharing Plan for the 305 participants during 2007 was $1,078,424.

•                  The Bank provides dental insurance coverage for all eligible employees and makes dental insurance available for eligible dependents at the employee’s expense.

•                  The Bank pays for one physical examination each year for all officers of the Bank, including the Named Executive Officers.  The Bank pays for flu immunizations annually for all officers and employees.  Payment is made upon the presentation of an itemized statement from the physician providing the services.

•                  The Bank provides long-term disability insurance to eligible employees at no cost to the employee.

•                  The Bank offers a Section 125 “Cafeteria” Plan that gives employees the opportunity to pay for certain benefits on a pre-tax basis rather than on an after-tax basis.  Expenses that are eligible for the Section 125 Plan include certain insurance premiums, certain out-of-pocket medical expenses and dependent care expenses.  Money spent for these items included in the Section 125 Plan is not subject to Social Security or federal income taxes.

Perquisites

In addition to salaries, bonus opportunities and employee benefits, the Bank provides to certain executive officers, including four of the Named Executive Officers, certain perquisites so that the Bank remains competitive in its ability to hire and retain talented employees. These perquisites include the use of a company vehicle or a vehicle allowance, certain club memberships and the payment of dues for those clubs. The Bank currently provides these perquisites to all of the Named Executive Officers except Ms. Bearden. The Bank’s policy for providing perquisites is based on the number of years of experience within the banking industry and the executive’s position with the Bank. The Compensation Committee periodically reviews perquisites that are made available to the executive offers, including the Chief Executive Officer, to ensure that they are in line with market practice.

Named Executive Officer Compensation

The executive compensation program described above is applied in setting the Named Executive Officer’s compensation. The Compensation Committee reviews the executive compensation program in relationship to the performance of the Corporation’s net income and stock value.  Mr. Stevens participates in the same executive compensation program available to the other Named Executive Officers.  Although Mr. Stevens is a member of the Compensation Committee, he does not participate in discussions regarding his compensation as the Chief Executive Officer of the Bank.  None of the Named Executive Officers have employment, severance or change-of-control agreements.  The Named Executive Officers serve at the will of the Board of Directors, which enables the Bank to terminate their employment with discretion as to the terms of any severance arrangement.  This is consistent with the Bank’s performance-based philosophy.

Conclusion

The Compensation Committee believes that this mix of market-based salaries, cash bonuses, employee benefits and perquisites represents a balance that will motivate the management team to continue to produce strong returns.  The Compensation Committee further believes this program strikes an appropriate balance with the interests and needs of the Corporation and the Bank in operating a financial service business.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Bank has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management.  Based on our review and discussions, the Compensation Committee recommended to the Board of Directors of the Bank, who recommended to the Board of Directors of the Corporation, that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee of the Bank’s
Board of Directors:

H. Terry Cook, Jr., Chairman

Kenneth A. Abercrombie

Hulet M. Chaney

T. Randy Stevens

William R. Walter

Dan C. Wheeler

W. Donald Wright

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate remuneration accrued or paid by the Bank during the fiscal years ended December 31, 2007 and 2006 to the Named Executive Officers:

Name and Principal Position	Year(1)	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings **	All Other Compensation(2)	Total Compensation
T. Randy Stevens,	2007	$244,668	$55,050	$—	$—	$—	$—	$186,215	$485,933
Chairman of the Board, Chief Executive Officer of the Corporation and the Bank	2006	228,662	62,882	—	—	—	—	86,119	377,663
Patricia P. Bearden	2007	105,000	11,813	—	—	—	—	17,408	134,221
Assistant Treasurer of the Corporation and Chief Financial Officer of the Bank	2006	75,000	10,312	—	—	—	—	11,250	96,562
Timothy E. Pettus	2007	172,000	27,090	—	—	—	—	22,496	221,586
President of the Corporation and the Bank	2006	147,000	28,298	—	—	—	—	22,598	197,896
John P. Tomlinson, III	2007	163,000	25,673	—	—	—	—	61,745	250,418
Chief Administrative Officer of the Bank	2006	160,000	30,800	—	—	—	—	58,616	249,416
N. Houston Parks	2007	160,000	25,200	—	—	—	—	30,582	215,782
Treasurer of the Corporation and Chief Operating Officer of the Bank	2006	147,000	28,298	—	—	—	—	25,048	200,346

(1)

In accordance with SEC transition rules, this table reflects compensation to the Named Executive Officers only for the two most recently completed fiscal years. Information for years prior to the two most recently completed fiscal years presented under previous SEC rules is available in the Corporation’s previous filings, which can be obtained from the SEC’s website at www.sec.gov.

(2)	All other compensation for 2007 includes the following amounts.

Name	Fees for Services as Directors(a)	Contributions to Deferred Profit Sharing Plan	Life Insurance Premiums Paid by the Bank	Personal Use of Company Automobile	Club Memberships and Dues	Physical Exams	Total All Other Compensation
T. Randy Stevens	$146,004	$26,913	$2,574	$2,990	$7,734	$—	$186,215
Patricia P. Bearden	5,400	10,890	307	—	528	283	17,408
Timothy E. Pettus	—	18,920	1,170	72	2,334	—	22,496
John P. Tomlinson, III	34,362	17,930	2,210	2,413	4,830	—	61,745
N. Houston Parks	5,400	17,600	1,415	2,547	3,301	319	30,582

(a)          Compensation for service by Named Executive Officers on the Board of Directors of the Corporation and the Bank and certain committees of the Board of Directors of the Bank during the year ended December 31, 2007 are reflected in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings *	All Other Compensation	Total
T. Randy Stevens	$31,500	—	—	—	$114,504	—	$146,004
John P. Tomlinson, III	23,375	—	—	—	10,987	—	34,362
N. Houston Parks	5,400	—	—	—	—	—	5,400
Patricia P. Bearden	5,400	—	—	—	—	—	5,400

*Represents interest earned on deferred compensation accounts and/or earnings on compensation that is deferred on a basis that is not tax-qualified.

COMPENSATION OF DIRECTORS

The following table summarizes the compensation of the non-management directors for the Bank and the Corporation during the year ended December 31, 2007.

Name*	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings **	All Other Compensation	Total
Kenneth Abercrombie	$18,000	$—	$—	$—	$23,994	$—	$41,994
James L. Bailey, Jr.	28,550	—	—	—	33,273	—	61,823
M. Darlene Baxter	6,964	—	—	—	70	—	7,035
Hulet M. Chaney	34,700	—	—	—	23,192	—	57,892
H. Terry Cook	35,075	—	—	—	44,377	—	79,452
Tom Napier Gordon	17,175	—	—	—	—	—	17,175
Dr. O. Rebecca Hawkins	15,975	—	—	—	12,856	—	28,831
Dr. Joseph W. Remke, III	13,650	—	—	—	10,548	—	24,198
W. Lacy Upchurch	7,314	—	—	—	101	—	7,415
William R. Walter	21,375	—	—	—	8,226	—	29,601
Dan C. Wheeler	22,925	—	—	—	26,283	—	49,208
Dr. David S. Williams	14,325	—	—	—	8,690	—	23,015
W. Donald Wright	28,700	—	—	—	23,872	—	52,572
James E. York	18,775	—	—	—	3,318	—	22,093

*                 Messrs. Stevens, Pettus and Parks receive compensation for serving as members of the Board of Directors of the Corporation and the Bank or any committee of such boards as described above under “EXECUTIVE COMPENSATION – Summary Compensation Table.”

**          Represents interest earned on deferred compensation accounts.

During 2007, each director of the Corporation received an annual retainer of $3,000 and was paid a fee of $525 for each Board meeting attended.  Each Bank director received $525 for each Bank Board of Directors meeting attended, each honorary Bank director received $400 for each Bank Board of Directors meeting attended, and the following Bank advisory directors received $300 for each Bank Board of Directors meeting attended:  Dr. A. Lee Hunter, James D. Langston, H. Thomas Lucas, Emily McKnight, John R. Parkes, and Dr. Bill Thrasher.  Each member of the Bank’s Executive Committee received $350 for each meeting attended.  Each committee chair received $525 and each committee member received $350 for attendance at any scheduled or formally called committee meeting of any standing or specially appointed committee.  No payment was received for participation in board or committee meetings by telephone.  Directors of the Corporation and the Bank may defer fees payable to them under the Corporation’s and Bank’s Directors Deferred Compensation Plans.  During 2007, the Corporation and the Bank together paid total cash directors’ fees of $142,425, and directors’ fees in the amount of $340,179 were deferred.  The method of compensating directors is the same for management and non-management directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Abercrombie, Chaney, Cook, Stevens, Walter, Wheeler and Wright served as members of the Bank’s Compensation Committee throughout 2007.  Mr. Stevens serves as Chairman of the Board of Directors of the Bank and the Corporation and Chief Executive Officer of the Bank and the Corporation. None of the other members of the Compensation Committee, however, have at any time been an officer or employee of the Corporation or the Bank, nor have any of the members had any other relationship requiring disclosure by the Corporation. During 2007, none of the executive officers of the Bank or the Corporation served as a member of another entity’s compensation committee, one of whose executive officers served on the Bank’s Compensation Committee or was a director of the Corporation, and none of the executive officers of the Bank or the Corporation served as a director of another entity, one of whose executive officers served on the Bank’s Compensation Committee. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled “RELATED PERSON TRANSACTIONS.”

RELATED PERSON TRANSACTIONS

During 2007, the Bank engaged in customary banking transactions and had outstanding loans to certain of the Corporation’s and Bank’s directors, including Messrs. Abercrombie, Cook, Wheeler and Wright, and members of the immediate families of such directors and executive officers.  Messrs. Abercrombie and Wright, their affiliates, families and companies in which they hold ten percent or more ownership had outstanding loan balances of $695,968 at December 31, 2007.  These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers.  In the opinion of management, these loans do not involve more than the normal risk of collectability or present other unfavorable features.

Neither the Corporation nor the Bank has any written policies or procedures for the review, approval or ratification of any related person transaction required to be reported.  Nonetheless, management of the Corporation and the Bank is responsible for reviewing and approving any transaction between the Corporation or the Bank and any director or officer of the Corporation, the Bank or members of their immediate family or entities with which they are affiliated.  In addition, on an annual basis, each director and executive officer of the Corporation and the Bank is obligated to complete a “Director and Officer Questionnaire,” which requires the director or executive officer to disclose any related person transactions or business relationships involving the Corporation or its subsidiaries that are required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

AUDIT COMMITTEE REPORT

In overseeing the preparation of the Corporation’s and the Bank’s financial statements, the Audit Committee met with both management and the Corporation’s independent public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  The Corporation files consolidated financial statements that include the financial condition and results of operation of the Bank for the periods indicated.  In addition, the Audit Committee took the following actions:

(i)	Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.

(ii)

The Audit Committee discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.

(iii)

The Audit Committee also received the written disclosures and the letter from the Corporation’s independent registered public accounting firm regarding the independence of such accountants as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with such accountants their independence from the Corporation and its management.

(iv)

Based on its review and discussions with the Bank’s management and the Corporation’s independent registered public accounting firm, the Audit Committee recommended to the Bank’s Board of Directors who recommended to the Corporation’s Board of Directors approval of the inclusion of the audited consolidated financial statements of the Corporation and its subsidiary, the Bank, in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee of the Bank’s Board of Directors:

Dan C. Wheeler, Chairman
James L. Bailey, Jr.
Hulet M. Chaney
Dr. O. Rebecca Hawkins
Dr. David S. Williams
W. Donald Wright

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Bank, the firm of KraftCPAs PLLC has been selected by the Board of Directors of the Corporation to serve as the Corporation’s independent registered public accounting firm for 2008.  The Board of Directors of the Bank has also chosen KraftCPAs PLLC as its independent registered public accounting firm.  A representative of KraftCPAs PLLC will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from shareholders in attendance.

During the period covering the fiscal years ended December 31, 2007 and 2006, KraftCPAs PLLC performed the following professional services that were approved by the Audit Committee:

	2007	2006
Audit Fees (1)	$187,276	$199,950
Tax Fees (2)	16,048	14,141
All Other Fees (3)	3,986	793
	$207,310	$214,884

(1)   Fees primarily for professional services rendered by KraftCPAs PLLC in connection with the audit of the Corporation’s consolidated annual financial statements, audit of internal controls over financial reporting (pursuant to Section 404 of Sarbanes-Oxley), reviews of the interim condensed consolidated financial statements included in the Corporation’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2006 and 2007.

(2)   Fees for services rendered by KraftCPAs PLLC for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services.

(3)   Fees for services rendered by KraftCPAs PLLC for miscellaneous consulting including the tax accrual process, AS5 (Auditing Standard No. 5), and the cash flow process.

Before KraftCPAs PLLC was engaged by the Bank, an engagement letter was submitted and approved by the Audit Committee.  The aggregate amount of $207,310 for such services does not constitute more than five percent of the total amount of revenues of the Corporation during the years ended December 31, 2007 and 2006.

GENERAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the management of the Corporation and the Bank knows of no other business that will be presented at the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC.  Such executive officers, directors and greater than 10% shareholders are also required to furnish the Corporation with copies of all Section 16(a) reports they file.  Based solely on a review of (1) the applicable filings, and any amendments thereto, made with the SEC and posted on its website and (2) written representations from the Corporation’s executive officers and directors, the Corporation believes that all reports were filed in a timely manner during 2007, except that (i) Patricia P. Moody (Bearden) filed a Form 4 on April 23, 2007 with respect to a transaction that occurred on March 29, 2007; and (ii) N. Houston Parks filed a Form 4 on April 23, 2007 with respect to a transaction that occurred on April 4, 2007.

Items of Business for 2008 Annual Meeting of Shareholders

The Corporation’s Bylaws provide that nominations of persons for election of directors and proposals of business to be transacted by the shareholders at an annual meeting of shareholders may be made by any shareholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must be received by the Corporate Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days nor later than the date which is 90 calendar days before the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the applicable year’s annual meeting is more than 30 days before or more than 60 days after the first anniversary of the date of the previous year’s meeting, then the notice must be received by the Corporate Secretary not earlier than the date which is 120 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting and not later than the date of the later to occur of (i) 90 calendar days before the date on which the Corporation first mailed its proxy statement to shareholders in connection with the applicable year’s annual meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the applicable year’s annual meeting of shareholders. Under the Bylaws, the public announcement of an adjournment of an annual meeting does not commence a new time period for the giving of a shareholder’s notice as described above.

Further, for a shareholder’s notice to be proper, it must set forth:

(i)            the name and address of the shareholder;

(ii)           the class and number of shares of stock of the Corporation held of record and beneficially owned by such shareholder;

(iii)          the name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of stock are registered on the stock transfer books of the Corporation;

(iv)          a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

(v)           a brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

(vi)          any personal or other material interest of the shareholder in the business to be submitted;

(vii)         as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(viii)        all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law. In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information reasonably requested by the Corporation.

Nominations by shareholders of persons for election to the Corporation’s Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice required by the Bylaws shall be delivered to the Corporate Secretary at the principal office of the Corporation not earlier than the date which is 120 calendar days before the date of such special meeting and not later than the date of the later to occur of (i) 90 calendar days before the date of such special meeting of shareholders or (ii) ten calendar days after the Corporation’s first public announcement of the date of the special meeting of shareholders.

Shareholders who wish to nominate a candidate for election to the Corporation’s Board of Directors (other than the candidates proposed by the Corporation’s Board of Directors) or propose any other business at the 2009 annual meeting of shareholders must deliver written notice to the Corporate Secretary at the address below not earlier than December 16, 2008 or later than January 15, 2009.  Shareholders who satisfy the SEC requirements and wish to have a proposal considered for inclusion in the Corporation’s proxy statement for the 2009 annual meeting of shareholders should submit the proposal in writing and mailed to the Corporate Secretary at the address below no later than November 20, 2008.

Any nomination for director or other proposal by a shareholder that is not submitted in a timely manner and does not comply with these notice requirements will be disregarded, and upon the instructions of the presiding officer of the annual meeting all votes cast for each such nominee and such proposal will be disregarded.  Nominations or proposals for consideration at an annual meeting of shareholders shall be sent to the following address:

First Farmers and Merchants Corporation
Attention: Corporate Secretary
P.O. Box 1148
Columbia, Tennessee 38402-1148

Shareholder Comments at 2008 Annual Meeting of Shareholders

A shareholder who wishes to make comments to or ask questions of the presiding officer at the 2008 Annual Meeting of Shareholders on April 15, 2008, shall submit in writing the comments or questions no later than April 7, 2008 to: First Farmers and Merchants Corporation, Attention: Corporate Secretary, P.O. Box 1148, Columbia, TN  38402-1148.  Management reserves the right to edit or exclude any such comments or question in the interests of relevance, appropriateness and time.  A written communication of any such editing or exclusion shall be sent to the shareholder before the Annual Meeting.

Annual Reports

The Corporation’s annual report to shareholders for the calendar year 2007 is enclosed, but is not intended to be part of this Proxy Statement.

COPIES OF THE CORPORATION’S ANNUAL REPORT FILED ON FORM 10-K WITH THE SEC WILL BE MAILED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST MADE TO:  PATRICIA P. BEARDEN, ASSISTANT TREASURER, FIRST FARMERS AND MERCHANTS CORPORATION, P. O. BOX 1148, COLUMBIA, TENNESSEE 38402-1148.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 15, 2008

This Proxy Statement and the Corporation’s 2007 Annual Report to Shareholders are available at www.fandmbank.com.

By the order of the Board of Directors,

Martha M. McKennon

Corporate Secretary

FIRST FARMERS AND MERCHANTS CORPORATION

816 South Garden Street, P. O. Box 1148

Columbia, Tennessee  38402-1148

PROXY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Shareholder of First Farmers and Merchants Corporation of Columbia, Tennessee (the “Corporation”), do nominate, constitute, and appoint Bettye Cornwell, Alvin Moore,  and James G. White, II or either of them with full power to act alone, my true and lawful representative with respect to all shares of Common Stock of the Corporation that I would be entitled to vote at the Annual Meeting of Shareholders to be held on April 15, 2008, at 4:00 p.m., Central Daylight Standard Time, at the Cherry Theater, Waymon L. Hickman Building, Columbia State Community College, or any adjournment thereof, with all the powers that I would possess if personally present, as follows:

1.               Election of the following 16 nominees as directors of the Corporation:

Kenneth A. Abercrombie	Thomas Napier Gordon	Matthew M. Scoggins, Jr.	Dan C. Wheeler
James L. Bailey, Jr.	Dr. O. Rebecca Hawkins	T. Randy Stevens	Dr. David S. Williams
M. Darlene Baxter	Timothy E. Pettus	W. Lacy Upchurch	W. Donald Wright
H. Terry Cook, Jr.	Dr. Joseph W. Remke, III	William R. Walter	James E. York

☐    FOR all nominees listed

☐    AGAINST all nominees listed

☐    MIXED VOTE – To Withhold Authority to vote for any individual nominee listed above, line through or strike out the nominee’s name.  In favor of those nominees not marked.

2.               At their discretion, Bettye Cornwell, Alvin Moore, or James G. White, II are authorized to vote upon such other business as may properly come before the meeting.

Management presently knows of no other business to be presented by or on behalf of its management at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted for the directors nominated.

This proxy is solicited on behalf of the board of directors.  This proxy may be revoked prior to its exercise.

When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If there is more than one trustee, all should sign.  All joint owners must sign.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated the	day of	, 2008

(Signature of Shareholder)

No. of Shares                              PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY POMPTLY.

I will attend the meeting/reception.	Number attending

I will not attend the meeting/reception.